UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2019, in connection with the exemptive relief received by Hercules Capital, Inc. (the “Company”) from the Securities and Exchange Commission (the “SEC”), the Company filed a registration statement on Form S-8 to register the shares of common stock available for issuance pursuant to the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”) and the Hercules Capital, Inc. 2018 Non-Employee Director Plan (the “Director Plan” and, together with the 2018 Equity Incentive Plan, the “Plans”).

On May 13, 2018, the Board of Directors of the Company (the “Board”) amended and restated the Company’s 2004 Equity Incentive Plan and renamed it the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan. Prior to the amendment and restatement, the Company was authorized to issue 12.0 million shares of common stock in the form of stock options, restricted stock, and restricted stock units. The 2018 Equity Incentive Plan, among other things, increased the number of shares available for issuance to eligible participants by an additional 6.7 million shares. Unless sooner terminated by the Board, the 2018 Equity Incentive Plan will terminate on the day before the tenth anniversary of the date the 2018 Equity Incentive Plan was initially adopted in 2018 by the Board.

On May 13, 2018, the Board also adopted the Director Plan. The Director Plan provides equity compensation in the form of restricted stock to the Company’s non-employee directors. Subject to certain adjustments, the maximum aggregate number of shares of stock that may be authorized for issuance as restricted stock awards granted under the Director Plan is 300,000 shares. Unless sooner terminated by the Board, the Director Plan will terminate on the day before the tenth anniversary of the date the Director Plan was initially adopted in 2018 by the Board.

The 2018 Equity Incentive Plan and the Director Plan were each approved by stockholders on June 28, 2018.

A summary of the Plans can be found in the Company’s definitive proxy statement filed with the SEC on May 29, 2018. The foregoing description of the 2018 Equity Incentive Plan and Director Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Equity Incentive Plan, Director Plan, Form of Restricted Stock Unit Award Agreement, Form of Restricted Stock Award Agreement (2018 Equity Incentive Plan), Form of Restricted Stock Award Agreement (Director Plan), Form of Nonstatutory Stock Option Award Agreement, and Form of Incentive Stock Option Award Agreement, copies of which are filed herewith as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan

10.2	Hercules Capital, Inc. 2018 Non-Employee Director Plan

10.3	Form of Restricted Stock Unit Award Agreement

10.4	Form of Restricted Stock Award Agreement (2018 Equity Incentive Plan)

10.5	Form of Restricted Stock Award Agreement (Director Plan)

10.6	Form of Nonstatutory Stock Option Award Agreement

10.7	Form of Incentive Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.
January 31, 2019

	By:	/s/ Melanie Grace
Melanie Grace
General Counsel